Cipherloc Appoints Tom Wilkinson to the Board as Independent Director

AUSTIN, TX – May 21, 2019 – Cipherloc Corporation (OTCQB:CLOK), a provider of highly secure, quantum-safe data protection technology, today announced the appointment of Tom Wilkinson as an independent director effective May 21, 2019. Mr. Wilkinson will also form and chair the audit committee of the board of directors.

Mr. Wilkinson brings a background in public accountancy and C-level executive experience for a Nasdaq listed company to Cipherloc. He presently owns and operates Wilkinson & Company, a financial and business consulting firm focused on emerging growth pre-IPO and public companies. Mr. Wilkinson previously served as the Chief Executive Officer of Xplore Technologies until the sale of the company to Zebra Technologies in 2018. Xplore was a NASDAQ listed public company and the sale resulted in a superior return to the investors. Prior to becoming the CEO, Mr. Wilkinson served as the company’s Chief Financial Officer and led a successful operational turnaround driving the business to profitability. He is also an experienced audit partner at a public accountancy firm he founded and grew to seven offices and served as CFO of Amherst Holdings, a privately held corporation. Mr. Wilkinson currently serves on the board of Astrotech (ASTC) and is a CPA in the State of Texas.

“I am excited to welcome Tom to our board of directors to create a formal audit committee in support of our plans to uplist onto a major exchange,” said Michael DeLaGarza, Chairman and Chief Executive Officer. “Tom brings a wealth of knowledge about Nasdaq listed company operations as well as deep accounting, operational and audit experience that will benefit our growth strategies. We look forward to his input as we move forward with our corporate strategy.”

Said Mr. Wilkinson, “I am excited to join the board of directors of such a differentiated and unique company with Quantum resistant security and encryption solutions for both commercial and government applications. I look forward to providing my support as the company continues to grow and evolve its corporate structure and governance ahead, and look forward to working with the board and senior management of the company for the success of all shareholders.”

About Cipherloc Corporation (OTCQB: CLOK)

Cipherloc Corporation is a data security solutions company whose vision is simple – Protect the World’s Data. Our highly innovative solutions are based on our patented Polymorphic Cipher Engine, which is designed to enable an ironclad layer of protection to be added to existing products, services, or applications. We deliver solutions that are highly secure, synergistic, and scalable. In short, we keep information safe in today’s highly dangerous world. For further information, please go to www.Cipherloc.net.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the Company’s SEC filings. These risks and uncertainties could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements.

The information found in this Press Release does not and shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of these securities in any state or jurisdiction based upon the information found in this Press Release.

Investor Contact:
Matt Kreps
Darrow Associates Investor Relations
214-597-8200
mkreps@darrowir.com